UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, the Board of Directors of People’s United Financial, Inc. (the “Company”) took the following actions with respect to the compensation of the Company’s President and Chief Executive Officer:

Awards under the People’s United Bank 1998 Long-Term Incentive Plan:

Stock Options: The Board approved the grant of 79,149 stock options to the President and Chief Executive Officer, with an exercise price of $17.66 for each option. Fifty percent of these options are scheduled to vest on February 1, 2010, with the balance scheduled to vest in equal installments on February 1, 2011 and February 1, 2012, respectively.

Restricted Stock: The Board approved the grant of 30,000 shares of restricted stock to the President and Chief Executive Officer. Fifty percent of these shares are scheduled to vest on February 1, 2010, with the balance scheduled to vest in equal annual installments on February 1, 2011 and 2012, respectively.

Awards under the People’s United Financial, Inc. 2007 Recognition and Retention Plan:

Restricted Stock: The Board approved the grant of 5,316 shares of restricted stock to the President and Chief Executive Officer. Twenty percent of these shares are scheduled to vest on May 1, 2009, with the balance scheduled to vest in equal annual installments on May 1, 2010 through 2013, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 1, 2008	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary